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                                                                   EXHIBIT 23(g)


                             [LETTERHEAD OF KPMG]

Board of Directors
BNR Group of Companies:

We consent to the incorporation by reference in this registration statement filed on March 6, 1998, pursuant to rule 462(b) under the Securities Act of 1933 of our report dated February 3, 1998, with respect to the combined financial statements of BNR Group of Companies included in Amendment No. 2 to the Registration Statement (No. 333-45605) and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG

Waterloo, Canada
March 4, 1998